EXHIBIT 10.22
STOCKHOLDERS AGREEMENT
This AGREEMENT, dated as of October 30, 2024 (this “Agreement”) among the parties listed on the signature pages hereto (each, together with his, her or its Permitted Transferees as defined in the Amended and Restated Certificate of Incorporation (as amended from time to time, “Charter”)) of Pubco, a “Holder,” and together, the “Holders”) and The Baldwin Insurance Group, Inc. (formerly BRP Group, Inc.) (“Pubco”).
WHEREAS, in connection with an initial public offering (the “IPO”) of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), Pubco became the managing member of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC) (the “Company”) and, pursuant to a reorganization agreement, immediately prior to the IPO, the Holders (as defined in the Original SHA (as defined below)) and the other then-holders of equity in the Company received new units (the “LLC Units”) in the Company, with the exception of Pubco and its wholly-owned subsidiaries, and an equivalent number of shares of Class B Common Stock, par value $0.0001 per share, of Pubco (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”);
WHEREAS, in connection with the IPO, Pubco and the Holders (as defined in the Original SHA) entered into a Stockholders Agreement, dated as of October 28, 2019 (the “Original SHA”), providing that during any period following the completion of the IPO where the Holders (as defined in the Original SHA) meet the Substantial Ownership Requirement (as defined in the Original SHA), approval by the Holders (as defined in the Original SHA) would be required for certain corporate actions by Pubco (“Specified Matters” and the approval requirement, the “Consent Requirement”) and the Holders (as defined in the Original SHA) would have certain designation rights with respect to nominees to the Board of Directors (as defined below);
WHEREAS, on February 8, 2023, a complaint was filed in the Delaware Court of Chancery alleging that the Consent Requirement with respect to three of the Specified Matters violates Delaware law and Pubco’s governing documents (the “Complaint”);
WHEREAS, after the filing of the Complaint, Pubco and BIGH, LLC (formerly Baldwin Insurance Group Holdings, LLC) (“Majority Holder”) entered into a Consent and Defense Agreement, dated May 8, 2023 (the “CDA”), pursuant to which Majority Holder agreed: (i) to provide, subject to the terms of the CDA, an irrevocable consent satisfying the Consent Requirement with respect to any Specified Matter if the Independent Committee (as defined in the Second Amended and Restated By-laws of Pubco (as amended from time to time, “By-laws”)) determines in good faith that permitting the occurrence of the Specified Matter is in the best interests of Pubco and its stockholders in their capacity as such and (ii) not to designate for nomination to the Board of Directors any person who the Independent Committee has determined, with respect to such person, that action by the Board of Directors in furtherance of the nomination, appointment or reelection of such person to the Board of Directors would not be in the best interests of Pubco and its stockholders in their capacity as such;
WHEREAS, the CDA provides that it will automatically terminate and be of no force and effect upon, among other things, a final, nonappealable decision of the Delaware Court of

Chancery or the Delaware Supreme Court (in either case, a “Final Order”) that the Original SHA is, in the absence of the CDA, valid under Delaware law and Pubco’s governance documents (a “Final Validity Order” and a Final Order other than a Final Validity Order, a “Final Invalidity Order”));
WHEREAS, in Wagner v. BRP Group, Inc., 316 A.3d 826 (Del. Ch. 2024) (the “Court Opinion”), the Delaware Court of Chancery (the “Court”) held that: (i) all of the provisions challenged in the Complaint would have been invalid under Section 141(a) of the Delaware General Corporation Law (the “DGCL”) absent the CDA and (ii) two of the challenged provisions were, notwithstanding the CDA, invalid under Sections 142 and 242 of the DGCL, respectively;
WHEREAS, in the Court Opinion, the Court stated that, as a result of Section 4.09 of the Original SHA, despite the Court’s order invalidating specified provisions of the Original SHA, the Holders (as defined in the Original SHA) “could demand a ‘suitable and equitable’ substitute, such as the issuance of a golden share of preferred stock carrying similar pre-approval rights” (such demand right, the “Substitution Right” and such a golden share of preferred stock, a “Golden Share”);
WHEREAS, in light of the Substitution Right, one of the Holders (as defined in the Original SHA) submitted to Pubco a letter requesting the issuance of a Golden Share (the “Substitution Request”);
WHEREAS, following the Substitution Request, the authority of the Independent Committee was revised to include the express power and authority to: (i) review and evaluate the terms and conditions, and determine the advisability of, the Substitution Request or any matter therein (including any alternative to address any such matter), (ii) negotiate the Substitution Request and any alternative to address any matter therein and approve the execution and delivery of documents relating thereto, (iii) determine whether the Substitution Request or any matter therein (or any alternative to address any such matter) is fair to, and in the best interests of, Pubco and its stockholders generally, and (iv) recommend to the full Board of Directors what action, if any, should be taken by the Board of Directors with respect to the Substitution Request or any matter therein (or any alternative to address any such matter);
WHEREAS, following the Court Opinion, the State of Delaware adopted new Section 122(18) of the DGCL, which would validate the provisions contained in the Original SHA that were alleged in the Complaint to be facially invalid under Section 141(a) of DGCL; however, the legislation enacting Section 122(18) of the DGCL specified that such subsection shall not “apply to or affect any civil action or proceeding completed or pending” before August 1, 2024; and
WHEREAS, following discussion with independent counsel, the Independent Committee determined that entering into a contractual agreement authorized by Section 122(18) of the DGCL, as opposed to issuing a Golden Share, to address the Substitution Right is in the best interests of Pubco and its stockholders and, following negotiation, the Holders agreed to enter into such an agreement in lieu of the issuance of a Golden Share.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
STOCKHOLDER RIGHTS AND RESTRICTIONS
Section 1.01. Approval for Certain Corporate Actions. From the Effective Time until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of the following matters relating to Pubco or the Company without receiving (in addition to any vote or consent required by the Charter, the By-laws or applicable law) the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof:
(a) any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries; any dissolution, liquidation or reorganization (including filing for bankruptcy) of the Company and its subsidiaries; or any acquisition or disposition of any asset for consideration in excess of 5% of the Total Assets (as defined below) of Pubco and its subsidiaries;
(b) any transaction or series of related transactions resulting in the issuance of equity securities, or any other ownership interests, of Pubco, the Company or any of their subsidiaries for consideration exceeding $10 million, other than under any equity incentive plan that has received the prior approval of the Board of Directors;
(c) any amendments to the certificate of incorporation or bylaws of Pubco, or to the certificate of formation or operating agreement of the Company;
(d) the incurrence, guarantee, assumption or refinancing of indebtedness, or grant of a security interest, in each case in excess of 10% of Total Assets (or that would cause aggregate indebtedness or guarantees thereof to exceed 10% of Total Assets);
(e) the establishment or amendment of any equity, purchase or bonus plan for the benefit of employees, consultants, officers or directors;
(f) any capital or other expenditure in excess of 5% of Total Assets;
(g) the declaration or payment of dividends on Class A Common Stock, or distributions by the Company on LLC Units other than Tax Distributions as defined in the Third Amended and Restated Limited Liability Company Agreement of the Company;
(h) any change in the size of the Board of Directors other than a change in the size of the Board of Directors pursuant to Section 7.1(ii) of the Charter;
(i) any change to the location of headquarters, jurisdiction of incorporation, name or fiscal year end of Pubco or the Company or any change to the designated registered public accounting firm of Pubco;

(j) the adoption of any “poison pill” or similar shareholder rights plan;
(k) any hiring, termination, or replacement of, or establishing the compensation or benefits payable to, or making any other significant decisions relating to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Partnership Officer or any other senior management or key employee of Pubco or the Company, including entering into new employment agreements or modifying existing employment agreements, adopting or modifying any plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits to any such individuals under any existing plans; or
 (l) any agreement or commitment with respect to any of the foregoing.
For the avoidance of doubt, the Board of Directors may approve and adopt any matter referred to in this Section 1.01 that also requires approval of Pubco stockholders under the DGCL prior to Pubco obtaining the approval required by this Section 1.01; provided, that Pubco may not permit such matter to occur until the approval required by this Section 1.01 is obtained.
Section 1.02. Composition of the Board.
(a) From the Effective Time until the Substantial Ownership Requirement is no longer met, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors.
(b) In the absence of any designation from the Persons or groups with the right to designate a director as specified in Section 1.02(a) above, the director or directors previously designated by them and then serving (treating the director or directors previously designated pursuant to Section 1.02(a) of the Original SHA, if any, as if they were designated pursuant to Section 1.02(a) of this Agreement) shall be redesignated if still eligible to serve as provided herein.
Section 1.03. Transfers. From and after the Effective Time, no Holder shall sell, transfer or otherwise dispose of Class B Common Stock, except for transfers (i) pursuant to a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) pursuant to Section 8.02(a) of the Third Amended and Restated Limited Liability Company Agreement of the Company; (ii) as approved in writing pursuant to Section 8.02(b) of the Third Amended and Restated Limited Liability Company Agreement of the Company or (iii) to a permitted transferee pursuant to Section 8.02(c) of the Third Amended and Restated Limited Liability Company Agreement of the Company.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Section 2.01. Corporation Authorization. Each Holder that is not a natural person represents and warrants to each of the other Holders and Pubco that such Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of such Holder.
 Section 2.02. Non-Contravention. Each Holder represents and warrants to each of the other Holders and Pubco that the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Holder is not a natural person, contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of such Holder; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement, or order binding on such Holder; or (iii) result in the imposition of any Lien (as defined below) on any asset of such Holder.
Section 2.03. Ownership of Shares of Common Stock.  Each Holder represents and warrants to each of the other Holders and Pubco that such Holder is the record and beneficial owner of all of the shares of Common Stock owned by them on the date hereof, and that the shares of Common Stock owned by them on the date hereof are owned free of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”) and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the shares of Common Stock), other than transfer restrictions under applicable securities laws, the Charter, the By-laws, the Original SHA or the Voting Agreement. Except for the Voting Agreement, none of the shares of Common Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Common Stock.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PUBCO
Pubco represents and warrants to each Holder that:
Section 3.01. Corporation Authorization. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, and, from and after the Effective Time, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate and other action by Pubco and, from and after the Effective Time, constitutes a legal, valid and binding obligation and agreement of Pubco.
 Section 3.02. Non-Contravention. From and after the Effective Time, the execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the Charter or By-laws, or any other organizational documents of Pubco; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on Pubco; or (iii) result in the imposition of any Lien on any asset of Pubco.
Section 3.03. By-laws Amendment. The Board of Directors has duly adopted an amendment to the By-laws in the form attached hereto as Annex A.
ARTICLE 4
MISCELLANEOUS
Section 4.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. For the avoidance of doubt: (i) any qualifications in the representations contained in Article 3 are intended to reflect the existence of the Court Opinion, and should not be interpreted to express concurrence with the analysis contained therein and (ii) a Final Order dismissing the Complaint on any ground (including ripeness or other equitable defenses) that does not affirmatively determine that the Original SHA is, in the absence of the CDA, valid under Delaware law and Pubco’s governance documents, shall be deemed a Final Invalidity Order.
Section 4.02. Additional Definitions.
(a) “Board of Directors” means the Board of Directors of Pubco.

(b) “Effective Time” means the time immediately following the time a Final Invalidity Order becomes final and nonappealable (including, for the avoidance of doubt, because any appeal regarding such order has been dismissed).
(c) “Organization” means any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.
 (d) “Person” means any natural person or Organization.
(e) “Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.
(f) “Total Assets” of any Person means the consolidated total assets of such Person and its subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, as shown on such Person’s most recent balance sheet.
(g) “Voting Agreement” means the Voting Agreement, dated as of the date of the Original SHA, by and among L. Lowry Baldwin and certain of the parties named therein, as amended from time to time.
Section 4.03. Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.
Section 4.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 4.05. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, other than a transfer to (i) in the case of any Holder that is not a natural person, any Person that is an affiliate of such Holder, and (ii) in the case of any Holder that is a natural person, (A) any Person to whom Class B Common Stock are Transferred from such Holder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Holder, (B) a trust that is for the exclusive benefit of such Holder or its permitted transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

 Section 4.06. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 4.07. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Section 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.09. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 4.10. Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.
 Section 4.11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof; provided, however, that the Original SHA and CDA shall remain effective until terminated in accordance with their terms (as such terms may be modified by Section 4.15 hereof).

Section 4.12. Amendments; Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.
Section 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof against the other parties hereto in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it also is agreed that each of Pubco and the Holders shall be entitled to an injunction against the other parties hereto to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions against the other parties hereto in any action instituted in any court of the United States or any state having subject matter jurisdiction.
Section 4.14. Release of Claims. Each Holder hereby releases Pubco, effective as of the Effective Time, on behalf of themselves and their respective successors, assigns, and representatives, from any and all claims, whether known or unknown, from the beginning of time until the Effective Time, based on or relating to, or in any manner arising from, in whole or in part, the Original SHA, including without limitation any claim based on or relating to, or in any manner arising from, in whole or in part, the Substitution Right, the right of the Holders under Section 4.03 of the Original SHA, upon their reasonable request, to require Pubco to take any action “as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of” the Original SHA, or any potential breaches of representations of Pubco as contained in the Original SHA (collectively, the “Released Claims”); provided that notwithstanding anything to the contrary set forth herein, nothing in this Section 4.14 shall or shall be deemed to result in the release, waiver, or limitation of (i) prior to the Effective Time, any such claims under the Original SHA, (ii) any rights under this Agreement, or (iii) any indemnification or expense advancement provisions available to Holder, including as a director, officer, stockholder, or other equityholder (it being understood that any claims or rights set forth in this proviso shall be deemed not to constitute Released Claims). Each of the Holders hereby further agrees and covenants, from and after the Effective Time, not to, and shall not, commence or prosecute, or assist or otherwise aid any other Person in the commencement or prosecution of, any Released Claims.
Section 4.15. Waiver; Termination.
(a)     Each Holder, in its capacity as a Holder under the Original SHA (and, for the avoidance of doubt, not in its capacity as a Holder hereunder), by executing this Agreement, irrevocably consents to and approves, on behalf of itself and the other Holders under the Original SHA, and solely for purposes of the Original SHA, all Specified Matters that occur on or following the Effective Time; provided, however, that the consent set forth in this Section 4.15(a) shall be inoperative and of no further force and effect upon the termination of this Agreement in accordance with its terms.

(b)    Each Holder, in its capacity as a Holder under the Original SHA (and, for the avoidance of doubt, not in its capacity as a Holder hereunder), by executing this Agreement, further irrevocably agrees, on behalf of itself and the other Holders under the Original SHA, that, from and after the Effective Time, it will not designate any nominees for members of the Board of Directors pursuant to Section 1.02 of the Original SHA.
(c)    The CDA will terminate, and is hereby amended so that it terminates upon the earlier of the termination thereof pursuant to its terms and the Effective Time.
(d)    Effective upon the time that all Holders (as defined in the Original SHA) that continue to hold shares of Class B Common Stock have executed this Agreement (directly or through a Joinder (as defined below)) (the “Final Execution Date”), the Original SHA shall be amended so that it will terminate upon the earlier of the termination thereof pursuant to its terms and the Effective Time; provided that, if the Effective Time occurs prior to the Final Execution Date then the Original SHA shall be amended so that it will terminate on the Final Execution Date.
(e)    This Agreement will automatically terminate and be of no force and effect upon the time a Final Validity Order becomes final and nonappealable (including, for the avoidance of doubt, because any appeal regarding such Final Validity Order has been dismissed).
Section 4.16. Joinder. Any Holder (as defined in the Original SHA) that continues to hold shares of Class B Common Stock and is not a Holder hereunder may become a Holder hereunder by executing and delivering to Pubco a writing with the following sentence: “The undersigned hereby agrees to become party as a ‘Holder’ to the Stockholders Agreement dated as of October 30, 2024, among The Baldwin Insurance Group, Inc. (formerly BRP Group, Inc.) and the parties listed on the signature pages thereto” (a “Joinder”). From and after the time that any such Person so executes and delivers to Pubco a Joinder, such Person shall thereafter be deemed a Holder hereunder.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE BALDWIN INSURANCE GROUP, INC.

By:
    /s/ Seth Cohen
Name: Seth Cohen
Title: General Counsel and Corporate Secretary

AMY INGRAM

By:
    /s/ Amy Ingram

BIGH, LLC

By:
Loper Enterprises, LLC, as its manager
By:
    /s/ Lowry Baldwin
Name: Lowry Baldwin
Title: Manager

TLB 2020 TRUST UNDER AGREEMENT DATED 11/11/2020

By:
    /s/ Trevor Baldwin
Name: Trevor Baldwin
Title: Trustee

BRADFORD HALE

By:
    /s/ Bradford Hale

BRIAN BRENNAN

By:
    /s/ Brian Brennan

[SIGNATURE PAGE TO 2024 STOCKHOLDERS AGREEMENT]

CRB INSURANCE, LLC

By:
    /s/ Christopher Black
Name: Christopher Black
Title: Managing Member

DANIEL A. GALBRAITH 2020 IRREVOCABLE TRUST U/A DATED 08/05/2020

By:
    /s/ Elizabeth Galbraith
Name: Elizabeth Galbraith
Title: Trustee

DANIEL A. GALBRAITH REVOCABLE TRUST DATED 07/27/2020

By:
    /s/ Daniel Galbraith
Name: Daniel Galbraith
Title: Trustee

DREW ARMACOST

By:
    /s/ Drew Armacost

ELIZABETH H. KRYSTYN 2017 REVOCABLE TRUST DATED 06/28/2017

By:
    /s/ Elizabeth Krystyn
Name: Elizabeth Krystyn
Title: Trustee

ELIZABETH H. KRYSTYN 2019 IRREVOCABLE TRUST DATED 09/30/2019

By:
    /s/ Enrique Fueyo
Name: Enrique Fueyo
Title: Trustee

EMMANUEL LAURIA

By:
    /s/ Emmanuel Lauria

[SIGNATURE PAGE TO 2024 STOCKHOLDERS AGREEMENT]

FIDUCIARY PARTNERS RETIREMENT GROUP, INC.

By:
    /s/ Kenneth Jewell
Name: Kenneth Jewell
Title: CEO

FOUNDATION INSURANCE OF FLORIDA, LLC

By:
    /s/ Jason Eisenberg
Name: Jason Eisenberg
Title: Manager

INSURANCE AFFORDABLE, INC.

By:
    /s/ Dennis P. Gagnon
Name: Dennis P. Gagnon
Title: President

JOHN A. VALENTINE REVOCABLE TRUST DATED 03/20/2023

By:
    /s/ John Valentine
Name: John Valentine
Title: Trustee

JOHN A. VALENTINE 2019 IRREVOCABLE TRUST DATED 09/27/2019

By:
    /s/ Sarah Valentine
Name: Sarah Valentine
Title: Trustee

JOSEPH D. FINNEY REVOCABLE TRUST U/A DATED 10/12/2021

By:
    /s/ Joseph Finney
Name: Joseph Finney
Title: Trustee

[SIGNATURE PAGE TO 2024 STOCKHOLDERS AGREEMENT]

KELLY NASH

By:
    /s/ Kelly Nash

RAYMOND JAMES BANK AND ITS AFFILIATES AS PLEDGEE OF THE KRISTOPHER A. WIEBECK REVOCABLE TRUST DATED 09/04/2014

By:
    /s/ Kristopher Wiebeck
Name: Kristopher Wiebeck
Title: Trustee

KRISTOPHER A. WIEBECK 2019 IRREVOCABLE TRUST DATED 08/28/2019

By:
    /s/ Melissa Wiebeck
Name: Melissa Wiebeck
Title: Trustee

LAURA R. SHERMAN TRUST DATED 04/15/2019

By:
    /s/ Laura Sherman
Name: Laura Sherman
Title: Trustee

LAURA SHERMAN IRREVOCABLE TRUST OF 2019-1 DATED 09/30/2021

By:
BNY Mellon, N.A., Trustee
By:

    /s/ Carl Davis
Name: Carl Davis
Title: SVP, Sr Wealth Manager

MARK WEBB

By:
    /s/ Mark Webb

[SIGNATURE PAGE TO 2024 STOCKHOLDERS AGREEMENT]

JAMES ROCHE

By:
    /s/ James Roche

JOHN DRENNEN

By:
    /s/ John Drennen

TOBIE SEYMOUR

By:
    /s/ Tobie Seymour

BRIAN SCHULTZ

By:
    /s/ Brian Schultz

RICHARD RUSSO

By:
    /s/ Richard Russo

ROBERT C. WENTZELL

By:
    /s/ Robert C. Wentzell

INSURANCE AGENCIES OF THE VILLAGES, INC.

By:
    /s/ Mark Morse
Name: Mark Morse
Title: President

THE VILLAGES INVESCO, LLC

By:
    /s/ Mark Morse
Name: Mark Morse
Title: Manager

[SIGNATURE PAGE TO 2024 STOCKHOLDERS AGREEMENT]

WILLIAM TAULBEE

By:
    /s/ William Taulbee

WMTHCS & Associates, LLC

By:
    /s/ H. William Montoya
Name: H. William Montoya
Title: Managing Partner

[SIGNATURE PAGE TO 2024 STOCKHOLDERS AGREEMENT]

ANNEX A TO STOCKHOLDERS AGREEMENT
Article 4 of the Second Amended and Restated By-laws of the Corporation is hereby amended and restated in its entirety as follows:
ARTICLE 4
COMMITTEES OF THE BOARD
Section 4.01. General. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution, adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. The Board may remove any Director from any committee at any time, with or without cause. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3. Notwithstanding the foregoing, the provisions of this Section 4.01 shall be inapplicable to the Independent Committee, for so long as it is in existence.
Section 4.02. Independent Committee. A committee of the Board (the “Independent Committee”) was designated by the initial adoption by the Board of this Section 4.02 of these By-laws. The Independent Committee, during its existence, shall be composed of all of the Independent Directors (as defined below) then in office, and any member of the Independent Committee shall automatically be disqualified from serving on the Independent Committee if the Board determines such member is no longer an Independent Director. The Independent Committee shall, during its existence, have the full power and authority of the Board to make, solely for purposes of the Consent and Defense Agreement dated on or about May 4, 2023, between Baldwin Insurance Group Holdings, LLC and The Baldwin Insurance Group, Inc. (f/k/a BRP Group, Inc.), as it may be amended from time to time (as so amended from time to time, “CDA”), any determination contemplated by Paragraphs 1 and 2 thereof, and with respect to amending, waiving or enforcing any term of the CDA, and to take any action and engage any
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such advisors or counsel as it deems necessary in connection therewith, together with any such additional power and authority as may be designated to it by the Board from time to time. Notwithstanding anything to the contrary in the General Corporation Law or these By-laws: (a) in the absence or disqualification of a member of the Independent Committee, the member or members present at any meeting and not disqualified from voting may not appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; (b) the Independent Committee may not create any subcommittees; (c) all of the members then serving on the Independent Committee shall be required to constitute a quorum for the transaction of business of the Independent Committee; (d) the affirmative vote of all members of the Independent Committee shall be the act of the Independent Committee; (e) the Independent Committee may, but is not required to, elect a chairperson from among its members; and (f) the Independent Committee may make, alter and repeal rules and procedures for the conduct of its business so long as such rules and procedures are not inconsistent with this Section 4.02. “Independent Director” for this purpose means a director who the Board determines both: (i) qualifies as an independent director under the corporate governance standards of Nasdaq and (ii) has no relationship with the Corporation or any Holder (as defined in Section 5.10 of these By-laws) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Notwithstanding anything to the contrary in these By-laws, this Section 4.02 shall not be amended, altered or repealed (and no provision inconsistent with this Section 4.02 shall be adopted) by the Board unless approved by all of the directors then in office. Notwithstanding anything contained in this Section 4.02 to the contrary, the Independent Committee shall be disbanded, and this Section 4.02 shall be of no further force and effect, upon the earlier of the termination of the CDA pursuant to its terms and the Effective Time (as defined in Section 5.10 of these By-laws).
Section 5.02 of the Second Amended and Restated By-laws of the Corporation is hereby amended and restated in its entirety as follows:

Section 5.02. Term of Office.

Subject to Section 5.10 hereof, each officer of the Corporation shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. The election or appointment of an officer shall not of itself create contract rights.

A new Section 5.10 is added to the Second Amended and Restated By-laws of the Corporation as follows:
Section 5.10. Notwithstanding anything to the contrary herein, from the Effective Time until the Substantial Ownership Requirement is no longer met, the Corporation shall not permit

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the occurrence of the following matters without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof: any hiring, termination, or replacement of, or making any other significant decisions relating to the powers and duties of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Partnership Officer or any other member of senior management. Notwithstanding anything to the contrary in these By-laws, this Section 5.10 shall not be amended, altered or repealed (and no provision inconsistent with this Section 5.10 shall be adopted) by the Board unless approved by all of the directors then in office. For purposes of these By-laws, the following terms have the following meanings:
•“Class A Common Stock” means shares of Class A Common Stock, par value $0.01 per share, of the Corporation.

•“Class B Common Stock” means shares of Class B Common Stock, par value $0.0001 per share, of the Corporation.

•“Common Stock” means the Class A Common Stock and Class B Common Stock.

•“Complaint” means the Complaint filed on February 8, 2023, in the Court of Chancery of the State of Delaware alleging that certain provisions of the Original SHA violate Delaware law and the Corporation’s governing documents;

•“Effective Time” means the time immediately following the time a Final Invalidity Order becomes final and nonappealable (including, for the avoidance of doubt, because any appeal regarding such Final Invalidity Order has been dismissed)

•“Final Invalidity Order” means a final, nonappealable decision of the Delaware Court of Chancery or the Delaware Supreme Court regarding the Original SHA other than such a decision that the Original SHA is, in the absence of the CDA, valid under Delaware law and the Corporation’s governance documents. For the avoidance of doubt, a decision dismissing the Complaint on any ground (including ripeness or other equitable defenses) that does not affirmatively determine that the Original SHA is, in the absence of the CDA, valid under Delaware law and the Corporation’s governance documents, shall be deemed a Final Invalidity Order.

•“Holders” means the parties listed on the signature pages to the Stockholders Agreement, dated as of October 30, 2024 (the “New SHA”), to which the Corporation is party (together with his, her or its Permitted Transferees as defined in the Amended and Restated Certificate of Incorporation of the Corporation) and any person that signs a joinder thereto.

•“Original SHA” means the Stockholders Agreement, dated as of October 28, 2019, to which the Corporation is party.

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•“Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.

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